Exhibit 10.1

SUBSCRIPTION AGREEMENT

September 11, 2008

Wave Systems Corp.
480 Pleasant Street
Lee, MA 01238

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.                                      This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Wave Systems Corp., a Delaware corporation (the “Company”), and the Investor.

2.                                      The Company has authorized the sale and issuance to certain investors of (a) up to 172 shares of Series I Convertible Preferred Stock (the “Securities”), par value $0.01 per share (the “Series I Preferred Stock”) for a purchase price of $4,400 per share (the “Purchase Price”).  The terms of the Series I Preferred Stock are set forth in the form of Certificate of Designations attached hereto as Annex III (the “Certificate of Designations”)

3.                                      The offering and sale of the Securities (the “Offering”) are being made pursuant to the Company’s registration statement including a base prospectus (the “U.S. Base Prospectus”) on Form S-3 (Registration No. 333-150340) filed with the United States Securities and Exchange Commission (the “Commission”) (which, together with all amendments or supplements thereto is referred to herein as the “Registration Statement”) and a Prospectus Supplement containing certain supplemental information regarding the Securities and terms of the Offering that will be filed with the Commission (the “Prospectus Supplement”).

4.                                      The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor, for the aggregate purchase price set forth below, the number of shares of Series I Preferred Stock set forth below (the “Investor Securities”).  The Investor Securities shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5.                                      The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates and (b) it has no direct or indirect affiliation or association with any NASD member.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

6.                                      The Investor acknowledges that, prior to or in connection with the execution and delivery of this Agreement, it has reviewed the final U.S. Base Prospectus, dated June 23, 2008, which is a part of the Company’s Registration Statement, and the Prospectus Supplement.  THIS AGREEMENT SHALL NOT CONSTITUTE A BINDING COMMITMENT ON THE PART OF THE COMPANY UNTIL (A) THE COMPANY HAS TIMELY RECEIVED AN EXECUTED COPY OF THE COMPLETED SUBSCRIPTION AGREEMENT FROM THE INVESTOR AND (B) THE COMPANY HAS DELIVERED TO THE INVESTOR AN EXECUTED COUNTERPART SIGNATURE PAGE HERETO.  THE INVESTOR ACKNOWLEDGES THAT, AT ANY TIME PRIOR TO THE DELIVERY OF ITS EXECUTED COUNTERPART SIGNATURE PAGE, THE COMPANY MAY ELECT TO NOT ENTER INTO THIS SUBSCRIPTION AGREEMENT FOR ANY REASON.

CONFIDENTIAL

SIGNATURE PAGE

Number of Investor Securities:

Price Per Investor Share:		$4,400

Aggregate Purchase Price:	$

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: September 11, 2008

INVESTOR

By:
Print Name:
Title:
Address:

Phone #:
Email:

Agreed and Accepted
September 11, 2008:

WAVE SYSTEMS CORP.

By:
Name:	Gerard T. Feeney
Title:	CFO

CONFIDENTIAL

EXHIBIT A

WAVE SYSTEMS CORP.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to this Agreement, please provide us with the following information:

1.	The exact name that your Investor Securities are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

5.	The mailing address where you would like your certificated securities to be sent to if different from item 3 above:

CONFIDENTIAL

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

All capitalized terms not otherwise defined in this Annex I shall have the meanings ascribed thereto in the Subscription Agreement to which this Annex I is attached.

1.                                      Authorization and Sale of the Investor Securities.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Investor Securities.

2.                                      Agreement to Sell and Purchase the Investor Securities; Placement Agents.

2.1.                            At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Investor Securities set forth on the last page of the Subscription Agreement to which these Terms and Conditions for Purchase of Investor Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2.                            The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of some or all of the remaining Securities to them as part of the Offering (subject to Section 3.2(b) below).  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”.  The Company may complete sales of the remaining Securities in this Offering to certain of the Other Investors without requiring such Other Investors to enter into a Subscription Agreement; such sales shall nevertheless be on the same price terms as the price terms for all of the other sales in the Offering.

2.3.                            The Investor acknowledges that the Company intends to pay Security Research Associates, Inc. (the “Placement Agent”) a fee (the “Placement Fee”) in respect of the sale of the Securities to the Investor pursuant to a Placement Agency Agreement (the “Placement Agreement”) with the Placement Agent.  A copy of the Placement Agreement is available to the Investor upon request.

3.                                      Closings and Delivery of the Securities and Funds.

3.1.                            Closing.  The completion of the purchase and sale of the Securities (the “Closing”) will occur on or before September 15, 2008 (the “Closing Date”).  At the Closing: (a) the Company will deliver (by overnight courier) a certificate representing the number of shares of Series I Preferred Stock set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached to the Subscription Agreement as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Investor Securities being purchased by the Investor will be paid by or on behalf of the Investor to the Company by wire transfer of immediately available funds to the account set forth on Annex II hereto the aggregate purchase price for the Securities being purchased by the Investor hereunder.

3.2.                            (a)                                  Conditions to the Company’s Obligations.  The Company’s obligation to issue the Investor Securities to the Investor will be subject to (i) the receipt by the Company of the aggregate purchase price for the Investor Securities being purchased hereunder as set forth on the Signature Page, (ii) the accuracy of the representations and warranties made by the Investor in this Agreement, (iii) the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date, (iv) the Registration Statement remaining in effect and no stop order proceedings with respect thereto being pending or threatened, and (v) there being no objections raised by the staff of the NASDAQ Stock Market to the consummation of the sale without the approval of the Company’s stockholders.

(b)                                 Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Investor Securities will be subject to (i) the filing by the Company of the Certificate of Designations with the Secretary of State of the State of Delaware, substantially in the form attached hereto as Annex III and (ii) the fulfillment of those other undertakings of the Company with respect to the Investor Securities and/or the Investor to be fulfilled prior to the Closing Date.  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the remaining Securities that they have agreed to purchase from the Company.

4.                                      Representations, Warranties and Covenants.

4.1.                            Representations, Warranties and Covenants of the Investor.

(a)                                  The Investor represents and warrants to, and covenants with, the Company that: (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Investor Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Investor Securities; (b) the Investor has answered all questions on the Signature Page for use in the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; and (c) the Investor, in connection with its decision to purchase the number of Investor Securities set forth on the Signature Page, is relying only upon the U.S. Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein.

(b)                                 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Investor Securities, or possession or distribution of offering materials in connection with the issue of the Investor Securities, in any jurisdiction outside the United States where action for that purpose is required.  The Investor, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Investor Securities or has in its possession or distributes any offering material, in all cases at its own expense.  The Placement Agent is not authorized to make and have not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Investor Securities, except as set forth or incorporated by reference in the U.S. Base Prospectus or the Prospectus Supplement.

(c)                                  The Investor further represents and warrants to, and covenants with, the Company that: (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                                 The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Investor Securities constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Investor Securities.

(e)                                  The Investor represents, warrants and agrees that, since the earlier to occur of (i) the date on which the Placement Agent first contacted the Investor about the Offering and (ii) the date that is the tenth (10th) trading day prior to the date of this Agreement, it has not directly or indirectly (a) engaged in any short selling, (b) established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934 or (c) granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a short sale, in each case with respect to the Company’s securities.

5.                                      Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Investor Securities being purchased and the payment therefor.

6.             Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Wave Systems Corp.
480 Pleasant Street
Lee, MA 01238
Fax: (413) 243-0391
ATTN: Gerard Feeney, CFO

with copies to:

Bingham McCutchen LLP
399 Park Avenue
New York, NY 10022
Fax: (212) 752-5378
ATTN: Neil W. Townsend

(b)                                 if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.                                      Changes.  This Agreement shall not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.                                      Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.                                      Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.                               Governing Law; Jurisdiction.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.  Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall only be instituted, heard and adjudicated (excluding appeals) only in a state or federal court located in New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding.  Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

11.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.                               Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement shall constitute written confirmation of the Company’s sale of Investor Securities to such Investor.

13.                               Entire Agreement.  This Agreement and the Warrant constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter.

14.                               No Assignment.  This Agreement shall not be assigned by any party hereto, without the express prior written consent of the Company or the Investor.

ANNEX II

Company Wire Instructions

In accordance with section 3.1(b) of the terms and conditions attached hereto as Annex I, remit by wire transfer the amount of funds equal to the aggregate purchase price for the shares being purchased by the investor to the following account:

Wire info for:  Wave Systems Corp

480 Pleasant Street

Lee, MA 01238

Account:  Wave Systems Corp

HSBC Bank

452 Fifth Avenue

New York, NY 10018

Bank ABA/Routing #  021001088

US Govt MM Fund:  610185055

Contact:  Will Aquino  /  Phone:  212-525-8859   / Fax: 212-525-8924

International Transactions:  Use Swift #   MRMDUS33

ANNEX III

Form of Certificate of Designation

CERTIFICATE OF DESIGNATIONS

of

SERIES I CONVERTIBLE PREFERRED STOCK

of

WAVE SYSTEMS CORP.

Wave Systems Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation, on September     , 2008 the Board of Directors of the Corporation duly adopted the following resolution establishing a series of 2,000 shares of Preferred Stock of the Corporation designated as “Series I Convertible Preferred Stock” (referred to herein as the “Series I Preferred Stock”):

RESOLVED, that the Board has determined that it is in the best interests of the Corporation to provide for the designation and issuance of Series I Preferred Stock, par value $0.01 per share, to consist of up to 2,000 shares, and hereby fixes the powers, designations, preferences and relative other special rights of the shares of such Series I Preferred Stock as follows:

SERIES I PREFERRED STOCK

9.             Designation.  This resolution shall provide for a series of preferred stock, the designation of which shall be “Series I Preferred Stock”, par value $0.01 per share.  The number of authorized shares constituting the Series I Preferred Stock is 2,000.  The Series I Preferred Stock will have the liquidation preferences set forth in Section 4 below.

10.           Rank.  With respect to the payment of dividends and other distributions on the capital stock of the Corporation, including distribution of the assets of the Corporation upon a Liquidation Event (as defined below), the Series I Preferred Stock shall be senior to the Class A Common Stock of the Corporation, $0.01 par value per share (“Class A Common Stock”), and the Class B Common Stock of the Corporation, $0.01 par value per share (collectively with the Class A Common Stock, the “Common Stock”), and, except for any series of preferred stock that is designated by the Board of Directors after the date hereof as senior to the Series I Preferred Stock (“Senior Stock”) or as pari passu with the Series I Preferred Stock (the “Pari Passu Stock”), senior to all other series of preferred stock (collectively, the Common Stock and all such other series of preferred stock that are not Senior Stock or Pari Passu Stock, the “Junior Stock”).

11.           Dividends.

(a)           Holders of shares of outstanding Series I Preferred Stock shall be entitled to receive, out of funds of the Corporation legally available therefor, dividends at the annual rate of 8.0% per share on the Original Purchase Price (the “Dividend Rate”).  Dividends shall be declared by the Corporation and paid in arrears on each Dividend Payment Date (as defined below) commencing on March 15, 2009 for the Dividend Period ending immediately prior to such Dividend Payment Date.  Such dividends shall be payable to the record holders of Series I Preferred Stock on the record date on which such dividends are declared (notwithstanding any transfer or other disposition after such record date and prior to the Dividend Payment Date).  If a Dividend Payment Date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.  Subject to Section 3(e) below, all such dividends shall accrue from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the original date of issuance of the Series I Preferred Stock (the “Issue Date”), whether or not in any Dividend Period(s) there shall have been funds of the Corporation legally available for the payment of such dividends.  Notwithstanding the foregoing, such dividends shall be paid only to the extent assets are legally available therefor on the Dividend Payment Date and any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefore.  Any partial payment of dividends otherwise required to be paid on a Dividend Payment Date will be made pro rata among the applicable record holders of shares of Series I Preferred Stock based on their respective holdings of such shares.

(i)            The term “Dividend Payment Date” shall mean September 15th and March 15th of each year, beginning with March 15, 2009.

(ii)           The term “Dividend Period” shall mean the period from and including a Dividend Payment Date through the day immediately preceding the next Dividend Payment Date, except that the initial Dividend Period will commence on and include the Issue Date and will end on the day immediately preceding the first Dividend Payment Date

(b)           Method of Payment of Dividends.  Prior to the fifth anniversary of the date hereof, the Company may elect to pay any declared dividend on the Series I Preferred Stock (in accordance with the applicable Stockholder Instructions) in any one of the following manners:

(i)            in cash;

(ii)           by delivery of shares of Class A Common Stock; or

(iii)          through any combination of cash and shares of Class A Common Stock.

Class A Common Stock issued in payment or partial payment of a declared dividend shall be issued at a price per share equal to the then current Series I Conversion Price (as defined below). After the fifth (5th) anniversary of the date hereof the Company may dividends only in cash.

The term “Stockholder Instructions” means (A) with respect to the payment of cash dividends to a holder of Series I Preferred Stock, the address of the stockholder on the books and records of

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the Corporation to which a check representing such dividends may be mailed and (B) with respect to the payments of dividends in Class A Common Stock or the issuance of Class A Common Stock upon any conversion of shares of Series I Preferred Stock pursuant to Section 6 below, the account of the holder with the Depository Trust Company on record with the Corporation (to which such shares of Class A Common Stock may be transferred via the Deposit Withdrawal Agent Commission System) as set forth in (x) in the Subscription Agreement pursuant to which the shares were purchased from the Corporation or (y) the Conversion Notice.  The Stockholder Instructions may include any other manner of payment or delivery agreed to by the Corporation and the stockholder.

(c)           So long as any shares of Series I Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Corporation shall have paid all accrued and unpaid dividends on the outstanding shares of Series I Preferred Stock.  For purposes hereof, unless the context otherwise requires, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Class A Common Stock or other equity securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Class A Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash or property.

(d)           In the event that the Board of Directors shall declare and set apart for payment, out of funds legally available therefore, any cash dividend on the shares of Class A Common Stock, in addition to the dividends and preferences provided for in Sections 3(a) and (c) above, the holders of the series I Preferred Stock shall be entitled to receive, on a pro rata basis with the holders of Class A Common Stock, the cash dividend such holders would have otherwise been entitled to if they had elected to convert all of their shares of Series I Preferred Stock pursuant to Section 6 immediately prior to the declaration of such dividend.

(e)           Notwithstanding the foregoing provisions, upon any conversion of a share of Series I Preferred Stock pursuant to Section 6 below, all dividends that have accrued since the last Dividend Payment Date shall be waived and cancelled.

(f)            All numbers relating to calculation of dividends shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Preferred Stock or the Common Stock.

12.           Liquidation, Dissolution or Winding Up.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), the holders of shares of  Series I Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, but before any payment shall be made to the holders of Junior Stock, by reason of their ownership thereof, an amount per share equal to the sum (the

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“Series I Liquidation Preference”) of (i) $4,400 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Original Issue Price”), plus (ii) all accrued and unpaid dividends.  If upon any such liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the full Series I Liquidation Preference, the holders of shares of  Series I Preferred Stock and any Pari Passu Stock shall share ratably in the assets and funds of the Corporation available for distribution to its stockholders in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)           After payment in full of the Series I Liquidation Preference to holders of all shares of Series I Preferred Stock, the Series I Preferred Stock shall not be entitled to receive any additional cash, property or other assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation.

(c)           Any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold a majority of the voting power of the capital stock of the surviving or acquiring corporation (on a fully diluted basis) immediately after such merger or consolidation), or sale of all or substantially all the assets of the Corporation (each of the foregoing, a “Sale Event”), shall be deemed to be a Liquidation Event of the Corporation for purposes of this Section 4, and the agreement or plan of merger or consolidation with respect to such merger, consolidation or sale shall provide that the consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Section 4(a).  The amount deemed distributed to the holders of Series I Preferred Stock upon any such merger, consolidation or sale shall be determined by the Board of Directors of the Corporation based on the net cash or the net value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The provisions of this Section 4(c) shall not apply to any Sale Event (i) involving (a) only a change in the state of  incorporation of the Corporation or (b) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States or (ii) that the holders of at least a majority of the outstanding shares of Series I Preferred Stock elect not to treat as a Sale Event for purposes of this Section 4.

13.           Voting.  The holders of the Series I Preferred Stock shall not be entitled to any voting rights except as may be required by law and except that the Corporation may not amend or repeal the preferences, special rights or other powers of the Series I Preferred Stock set forth herein so as to affect adversely the Series I Preferred Stock without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series I Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.  Any such amendment or repeal that is that is so approved by the holders of a majority of the then outstanding shares of Series I Preferred Stock shall be effective and binding upon all of the holders of shares of Series I Preferred Stock.  The Class A Common

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Stock into which the Series I Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Class A Common Stock of the Corporation.

14.           Conversion Rights.

(a)           Right to Convert.

(i)            Each share of Series I Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (x) the Original Issue Price by (y) the Series I Conversion Price (as defined below) in effect at the time of conversion (a “Voluntary Conversion”).  The Series I Conversion Price shall initially be $0.44.  The Series I Conversion Price, and the rate at which shares of Series I Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below.

(ii)           To complete a Voluntary Conversion of shares of Series I Preferred Stock the holder thereof shall deliver to the Corporation at its principal office (A) a completed and executed notice of conversion substantially in the form attached hereto as Exhibit A (the “Conversion Notice”) and (B) the certificate representing the shares of Series I Preferred Stock to be so converted.  The Corporation shall, within three (3) trading days following the date of receipt by the Corporation of the executed Conversion Notice and such share certificate, direct its transfer agent to issue and deliver, in accordance with the Stockholder Instructions, the number of shares of Class A Common Stock to which the holder shall be entitled.  In the event that any such conversion is for a portion of the shares of Series I Preferred Stock represented by the share certificate surrendered for conversion, the Corporation shall issue and deliver to the holder (to the address of such holder on the books and records of the Corporation) promptly after such conversion a new share certificate representing the remainder of the shares of Series I Preferred Stock.

(iii)          All shares of Series I Preferred Stock which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the date the Conversion Notice is received by the Corporation, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor.  Any shares of Series I Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series I Preferred Stock accordingly.

(b)           Mandatory Conversion.

(i)            Each share of Series I Preferred Stock outstanding on the Mandatory Conversion Date shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (x) the Original Issue Price by (y) the Series I Conversion Price in effect on the Mandatory Conversion Date.

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(ii)           As used herein, “Mandatory Conversion Date” shall be the first date on which the average of the Closing Bid Prices (as defined below) of the Class A Common Stock for the fifteen (15) trading day period then ended equals or exceeds $1.10 per share (the “Bid Price Target”).

(ii)           The term “Closing Bid Price” shall mean, for any date, the last closing bid price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a Trading Market, the last closing bid price of the Class A Common Stock for such date on the Trading Market on which the Class A Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P.; (b) if the Class A Common Stock is not then quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the last closing bid price per share of the Class A Common Stock so reported for such date; or (d) in all other cases, the fair market value of a share of Class A Common Stock as determined in a reasonable manner and in good faith by the Company.

As used herein, the term “Trading Market”, shall mean:  the NASDAQ Global Market, the American Stock Exchange, the New York Stock Exchange, the NASDAQ Capital Market or the OTC Bulletin Board.

(iii)          On the Mandatory Conversion Date, the outstanding shares of Series I Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue the shares of Class A Common Stock issuable upon conversion of any shares of Series I Preferred Stock unless the certificates representing such shares are either delivered to the Corporation or the holder certifies to the Corporation that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.  Upon the occurrence of the automatic conversion of the Series I Preferred Stock pursuant to this Section 6, each holder of the Series I Preferred Stock shall surrender his, her or its certificates representing the shares of Series I Preferred Stock to the Corporation and the Corporation shall deliver the shares of Class A Common Stock issuable upon such conversion to such holder (in accordance with the Stockholder Instructions) within three (3) business days of the holder’s delivery of such certificates.

(iv)          All certificates evidencing shares of Series I Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series I Preferred Stock represented thereby converted into Class A Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.  Such converted Series I Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series I Preferred Stock accordingly.

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(c)           Dividends Upon Conversion.  Upon any conversion of the Series I Preferred Stock pursuant to this Section 6, the Corporation shall pay to the holder of the Series I Preferred Stock so converted (in accordance with Section 3(b) above) any dividends in respect of such shares that have accrued through the immediately preceding Dividend Payment Date and that have not yet been paid (if any), and all dividends that have accrued since the last Dividend Payment Date shall be waived and cancelled in accordance with Section 3(e) above.

(d)           Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Class A Common Stock, the Series I Conversion Price and the Bid Price Target then in effect immediately before that subdivision shall be proportionately decreased.  If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Class A Common Stock, the Series I Conversion Price and the Bid Price Target then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e)           Adjustment for Reclassification, Exchange, or Substitution.  If the Class A Common Stock issuable upon the conversion of the Series I Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series I Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Class A Common Stock into which such shares of Series I Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(f)            Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Section 4(c), in case of any consolidation or merger of the Corporation with or into another corporation, each share of Series I Preferred Stock that remains outstanding upon such consolidation or merger shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Class Common Stock of the Corporation deliverable upon conversion of one share of Series I Preferred Stock would have been entitled upon such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 6 set forth with respect to the rights and interest thereafter of the holders of the Series I Preferred Stock, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Series I Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series I Preferred Stock.

(g)           No Impairment.  The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation,

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merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series I Preferred Stock against impairment.

(h)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series I Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series I Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series I Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series I Conversion Price then in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series I Preferred Stock.

(i)            Reservation of Shares.  The Corporation shall at all times when the Series I Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series I Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series I Preferred Stock.  Before taking any action which would cause an adjustment reducing the Series I Conversion Price below the then par value of the shares of Class A Common Stock issuable upon conversion of the Series I Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at such adjusted Series I Conversion Price.

(j)            No Fractional Shares.  No fractional shares of Class A Common Stock shall be issued upon conversion of the Series I Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series I Conversion Price.

15.           Transfers.  Shares of Series I Preferred Stock may not be assigned, sold, pledged, hypothecated or otherwise transferred (a “Transfer”), other than by operation of law without the prior written consent of the Corporation and any such attempted Transfer without the prior written consent of the Corporation shall be null and void and of no force or effect.  Each share certificate representing shares of Series I Preferred Stock shall bear the following legend:

THE SHARES OF SERIES I CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE ASSIGNED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, OTHER THAN BY OPERATION OF LAW, WITHOUT THE PRIOR

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WRITTEN CONSENT OF THE CORPORATION AND ANY SUCH ATTEMPTED TRANSFER WITHOUT THE PRIOR WRITTEN CONSENT OF THE CORPORATION SHALL BE NULL AND VOID AND OF NO FORCE OR EFFECT, AS SET FORTH IN SECTION 7 OF THE SERIES I CONVERTIBLE PREFERRED STOCK CERTIFIATE OF DEISGNATIONS FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON SEPTEMBER       , 2008.  A COPY OF THIS CERTIFICATE OF DESIGNATIONS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

16.           Miscellaneous.

(a)           Headings of Subdivisions.  The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(b)           Waiver.  The holders of record of at least a majority of the shares of Series I Preferred Stock may be written notice to the Corporation waive or modify past, present or future compliance by the Corporation with any of the conditions, covenants or obligations set forth herein applicable to the Series I Preferred Stock.  Any waiver by the holders of Series I Preferred Stock of a breach of any provision herein as contemplated by the preceding sentence, shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by the holders of the Series I Preferred Stock, as applicable, to exercise any right or privilege hereunder shall be deemed a waiver of such holders’ rights to exercise the same at any subsequent time or times hereunder.

(c)           Severability of Provisions. If any right, preference or limitation of the Series I Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended), which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed.

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IN WITNESS WHEREOF, Wave Systems Corp. has caused this certificate to be signed on its behalf by Gerard T. Feeney, its Chief Financial Officer, this            day of September, 2008.

WAVE SYSTEMS CORP.

By:
	Name:	Gerard T. Feeney
	Title:	Chief Financial Officer

EXHIBIT A

WAVE SYSTEMS CORP.

CONVERSION NOTICE

Reference is made to the Certificate of Designations of the Series I Convertible Preferred Stock (the “Certificate of Designations”) of Wave Systems Corp., a Delaware corporation (the “Company”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series I Convertible Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Company, indicated below into shares of Class A Common Stock, par value $.01 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Stock specified below as of the date specified below.

Date:

Number of shares of Preferred Stock to be converted:

Stock certificate no(s). of the Preferred Stock to be converted:

Please issue the Common Stock into which the Preferred Stock is being converted in the following name and to the following account number at the Depository Trust Company (to which the Common Stock will be transferred via the Deposit Withdrawal Agent Commission System):

Issue to:

Account No.:

Authorization:

By:

Title:
Dated: